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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): January 21, 2000


                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                         1-9767                94-2579751
(State or Other Jurisdiction           (Commission             (IRS Employer
    of Incorporation)                  File Number)          Identification No.)



9162 ETON AVENUE, CHATSWORTH, CALIFORNIA                          91311
(Address of Principal Executive Offices)                        (Zip Code)




       Registrant's telephone number, including area code: (818) 709-1244





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ITEM 5. OTHER EVENTS.

     On December 22, 1999, the Board of Directors of International Remote Imaging Systems, Inc. ("IRIS") adopted a stockholder rights plan, pursuant to which a distribution of one right for each outstanding share of IRIS Common Stock ("COMMON STOCK") was declared, payable to stockholders of record on February 7, 2000, and with respect to Common Stock issued thereafter until the Distribution Date (as defined below), and, in certain circumstances, with respect to Common Stock issued after the Distribution Date. In connection with the stockholder rights plan, IRIS entered into a Rights Agreement with Continental Stock Transfer & Trust Company, as Rights Agent, dated January 21, 2000 (the "RIGHTS AGREEMENT"), and filed a duly adopted Certificate of Designation, Preferences and Rights of Series C Preferred Stock of IRIS (the "PREFERRED STOCK"), effective on January 21, 2000.

     As more fully described in the Rights Agreement, each Right, when it becomes exercisable, entitles the registered holder to purchase from IRIS one one-thousandth (1/1000th) of a share of Preferred Stock at a price of $9.00 per one one-thousandth (1/1000th) of a share of Preferred Stock (the "PURCHASE PRICE"), subject to adjustment. The Rights become exercisable upon the earliest to occur of (i) a person or group of affiliated or associated persons having acquired, without the prior approval of IRIS' Board, beneficial ownership of 20% or more of the outstanding shares of Common Stock (except as specifically stated in the Rights Agreement, an "ACQUIRING PERSON"); or (ii) 10 days (or such later date as IRIS' Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer (the "DISTRIBUTION DATE"). The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 22, 2009, unless earlier redeemed by IRIS.

     At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain other circumstances, IRIS may redeem the Rights in whole, but not in part, at a price (payable in cash or, at IRIS' election, in Common Stock) of $.001 per Right (the "REDEMPTION PRICE"). Additionally, IRIS may redeem the outstanding Rights in whole, but not in part, at the Redemption Price, in connection with a merger or other business combination transaction or series of transactions involving IRIS in which all holders of shares of Common Stock are treated alike but not involving an Acquiring Person or its affiliates or associates.

     The Rights Agreement, the Certificate of Designation, Preferences and Rights and the Press Release announcing the adoption of the shareholders rights plan are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INTERNATIONAL REMOTE IMAGINGSYSTEMS, INC.



Dated:  January 26, 2000               By: /s/ MARTIN S. McDERMUT
                                          -------------------------------------
                                          Martin S. McDermut
                                          Vice President, Finance and
                                          Administration, Chief Financial
                                          Officer and Secretary



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                                  EXHIBIT INDEX

NO.               DOCUMENT
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99.1              Rights Agreement, dated as of January 21, 2000, between
                  IRIS and Continental Stock Transfer & Trust Company, as
                  Rights Agent, with related exhibits.
99.2              Certificate of Designation, Preferences and Rights of
                  Series C Preferred Stock of IRIS, effective January 21,
                  2000. (Included as Exhibit A to Exhibit 99.1).
99.3              Press Release announcing adoption of shareholder rights
                  plan by Board of Directors of IRIS, dated January 25, 2000.



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